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                                                                   EXHIBIT 10.24

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                         ORIGINATION SERVICES AGREEMENT

                                 by and between

                            V-TEK SYSTEMS CORPORATION

                                       and

                        THE FIRST MARBLEHEAD CORPORATION


     This Origination Services Agreement ("Agreement") is entered into this 1st day of July, 2003 (the "Effective Date"), by and between V-Tek Systems Corporation, a California corporation with its principal place of business located at 1315 Valley Vista Drive, Diamond Bar, California 91765 ("V-Tek") and The First Marblehead Corporation, a Delaware corporation with its principal place of business located at 30 Little Harbor, Marblehead, Massachusetts 09145 ("FMC").

     WHEREAS, V-Tek has substantial experience and expertise as a systems and service provider in the student loan origination industry;

     WHEREAS, FMC is engaged in structuring and assisting lenders in implementing alternative student loan programs;

     WHEREAS, V-Tek currently serves as a data translation and data exchange service bureau for FMC in connection with the GATE Student loan program;

     WHEREAS, FMC desires to retain V-Tek to perform certain services on its behalf with respect to a new GATE Universal student loan program, and V-Tek desires to perform such services;

     NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1:    DEFINITIONS

     "AES" shall mean American Education Services, a division of the Pennsylvania Higher Education Assistance Agency.

     "Authorized Users" shall mean employees of FMC, Lender, Servicer and the Schools who are authorized to access and use the GATE Systems. Authorized Users also includes Borrowers.

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     "Borrower" means an applicant (and any co-applicant or co-signor) for a loan under one of the GATE student loan programs.

     "Error" means a programming defect, or, with respect to equipment in V-Tek's possession or under its control, equipment malfunction or other deficiency or problem which results in failure of the GATE Systems to perform in conformance with the Specifications.

     "GATE Student Services" means the existing services being performed by V-Tek as set forth in Exhibit B attached hereto, as same may be amended from time to time by mutual agreement of the parties in writing.

     "GATE Student System" means the web claiming and enrollment software systems (including computer databases) supporting delivery of the GATE Student Services.

     "GATE Systems" means the GATE Student System and the GATE Universal System.

     "GATE Universal Services" means the new services to be performed by V-Tek under this Agreement as set forth in Exhibit A attached hereto, as same may be amended from time to time by mutual agreement of the parties in writing.

     "GATE Universal System" means the student loan origination software system (including computer databases) supporting delivery of the GATE Universal Services, which is more fully described in the Specifications attached hereto as Exhibit E.

     "Lender" shall mean Bank of America, N. A., a national banking association organized under the laws of the United States and having a place of business located 600 Wilshire Blvd., 4th Floor, Los Angeles, CA 90017.

     "Lender Origination Services Agreement" means the Origination Services Agreement entered into by and between Lender and FMC, effective July 1, 2003.

     "Performance Standards" means the time response standards set forth in
Section 3 ("Support Services") for correction of errors in the GATE Systems and the minimum service level requirements set forth in Exhibit D, as same may be amended from time to time by mutual agreement of the parties in writing.

     "PHEAA" shall mean the Pennsylvania Higher Education Assistance Agency, a public corporation and government instrumentality organized under the laws of the Commonwealth of Pennsylvania, and having an address at 1200 North Seventh Street, Harrisburg, PA 17102.

     "School" means a post secondary school participating in one of the GATE student loan programs.

     "Servicer" shall mean and refer to PHEAA and AES or such other servicer as may be approved by FMC and Lender.

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     "Services" means the services to be performed by V-Tek as set forth in this
Agreement, including the hosting, operating and maintaining of the GATE Systems, the GATE Universal Services, GATE Student Services, and such other services as may be mutually agreed upon by the parties in writing.

     "Specifications" means the functionality and performance requirements for the GATE Universal System set forth in Exhibit E and the description of GATE Student Services set forth in Exhibit B, as each may be amended from time to time by mutual agreement of the parties in writing.

SECTION 2:    SERVICES

     a. V-Tek will be solely responsible for performing the Services, subject to the terms and conditions of this Agreement. V-Tek will operate the GATE Systems in conformity with the Specifications.

     b. V-Tek will designate one of its employees to serve as project manager for this engagement. Said project manager shall have familiarity with the GATE Systems and shall have authority to make decisions on behalf of V-Tek. V-Tek will replace said project manager upon the reasonable request of FMC, and reassignment of the project manager shall be subject to FMC's approval, which shall not be unreasonably withheld. V-Tek shall provide sufficient qualified personnel as reasonably necessary to provide the Services in a timely manner.

     c. V-Tek will provide Authorized Users with access to an on-line, secure (as specified in Section 11 hereunder) hosting environment ("Hosting Environment") through which they will be able to access the GATE Systems. V-Tek, at its sole expense, (i) will provide such server hardware, operating systems, software, telecommunications and other network communications equipment linking the Hosting Environment to the World Wide Web and Internet to provide Authorized Users with access to the GATE Systems; and (ii) will be responsible for providing such third party software and hardware, including but not limited to, operating systems and database software, necessary to host, operate and maintain the GATE Systems in accordance with the Specifications. FMC will pay for additional costs incurred by V-Tek due to changes in the scope of services hereunder (including changes to the functionality of the GATE Systems) made or approved by FMC after the Effective Date, provided that V-Tek notifies FMC in writing of any such additional costs prior to implementation of such changes.

SECTION 3:    SUPPORT SERVICES

     a. V-Tek shall be solely responsible for supporting and maintaining the GATE Systems. Said support shall include providing (i) telephone support and correcting Errors and making repairs and bug fixes in accordance with the terms set forth in this Section 3 to ensure that the GATE Systems continue to operate in conformity with the Specifications; and (ii) updates to source code of the GATE Systems as a result of correcting Errors and making such repairs or bug fixes. Further, V-Tek will monitor the Hosting Environment and the GATE Systems in order to note any on-line system outages or failures.

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     b.   V-Tek shall provide to FMC, and keep current on a monthly basis, a list of persons and telephone and pager numbers ("Calling List") for FMC to contact, 24 hours per day, 7 days per week, to whom to ask questions concerning FMC's and its Authorized Users' use of the Services or from whom to request assistance in solving problems encountered in FMC's and its Authorized Users' use of the Services. Such Calling List shall include: (1) the first person to contact in the event of such question or problem, and (2) the persons in successively more responsible or qualified positions to respond to the question or request for assistance.

     c. If FMC desires assistance or detects any Error in the Services, FMC shall contact V-Tek's designated telephone number. V-Tek shall make reasonable efforts to respond to FMC's initial telephone call within 1 hour of FMC's first call for answers or assistance. If V-Tek fails to respond within 1 hour after contact by FMC at the designated telephone number or if the designated person is not available when FMC makes contact with V-Tek, then FMC shall attempt to contact the next more responsible or qualified person on the Calling List until contact is made and a designated person responds to the call.

     d. After FMC notifies V-Tek of a suspected Error, FMC shall consult with V-Tek to determine the severity of the Error, and V-Tek shall make all reasonable attempts to provide an immediate workaround, and a correction of the Error at the earliest reasonable time. FMC shall submit to V-Tek any and all data and/or output that V-Tek may reasonably request in order to reproduce operating conditions similar to those present when FMC detected the Error. FMC shall also notify V-Tek in writing or via e-mail whether the Error is, in FMC's reasonable determination, a Class 1, Class 2 or Class 3 Error.

     e. CLASS 1 ERRORS. Class 1 Errors are defined as any system failure, other than failures due to force majeure events or failures due to unauthorized acts or omissions of FMC or its employees or agents or any third party beyond V-Tek's reasonable control, that prevents loan applications and/or data from reaching their processing destination or that causes incorrect or inaccurate processing of loan applications and/or data. For Class 1 Errors, if a correction has not been implemented within twenty-four (24) hours after initial notification, V-Tek shall take all reasonable steps, without regard to cost, to implement a correction. These steps shall include, but are not limited to, assigning fully qualified technicians to work without interruption (i.e., twenty- four (24) hours per day), at no additional cost to FMC, until V-Tek implements a correction.

     f. CLASS 2 ERRORS. Class 2 Errors are defined as any system failure, other than failures due to force majeure events or failures due to unauthorized acts or omissions of FMC or its employees or agents or any third party beyond V-Tek's reasonable control, that causes disruption to one or more of the material functions of the GATE Systems or significant degradation to the Services, including without limitation, the speed within which data is processed or transmitted. For Class 2 Errors, if a workaround satisfactory in FMC's reasonable judgment is not available within twenty-four (24) hours, or if a correction has not been implemented within two (2) business days after initial notification, V-Tek shall take all reasonable steps without regard to cost, to provide a workaround satisfactory in FMC's reasonable judgment, or to implement a correction. These steps shall include assigning fully qualified technicians to work without interruption (i.e., twenty- four (24) hours per day), at no additional cost to FMC, until V-Tek implements a correction.

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     g.   CLASS 3 ERRORS. Class 3 Errors are defined as all remaining system failures, other than failures due to force majeure events or failures due to unauthorized acts or omissions of FMC or its employees or agents or any third party beyond V-Tek's reasonable control, not categorized as a Class 1 or 2 Error. For Class 3 Errors, excluding documentation errors, if a workaround satisfactory in FMC's reasonable judgment is not available within two (2) business days, or if a correction has not been implemented within two (2) business days after initial notification, V-Tek shall take all reasonable steps identified by FMC to provide a workaround or to implement a correction. These steps shall include assigning fully qualified technicians to work, at no additional cost to FMC, until V-Tek implements a correction. For documentation Errors, V-Tek shall provide fully corrected and updated documentation at the time of V-Tek's next scheduled release of such documentation.

     h. V-Tek shall notify FMC of any on-line system outage, on-line limitation, on-line failure or on-line discrepancy within fifteen (15) minutes of the time that V-Tek has knowledge of the occurrence thereof, which notification shall include a prognosis for restoration of the affected Services that complies with the requirements of the preceding subsection.

     i. V-Tek shall provide FMC prior written notice of any scheduled maintenance that is likely to affect V-Tek's provision of any of the Services on the date on which V-Tek determines when such maintenance shall be performed, but in no case later than fourteen (14) days prior to the date on which such maintenance shall occur, and shall schedule such maintenance so as to minimize the impact of any related outage on the Services.

SECTION 4:    PERFORMANCE STANDARDS; ACCESS TO RECORDS

     a. V-Tek shall perform the Services in conformance with the terms of this Agreement, including without limitation, the Performance Standards. In the event that V-Tek fails to do so, and if V-Tek fails to correct such non performance in accordance with the cure period procedure set forth in subsection (c) herein after written notice explaining with reasonable detail such non performance, FMC shall be entitled to terminate for breach consistent with Section 18.

     b. V-Tek will permit the Lender and FMC, or each of them individually, and any duly designated representative of the Lender and FMC, or each of them individually, or any regulatory body having jurisdiction over Lender (subject to written notice being provided to V-Tek by the Lender, identifying the requesting party and date of the review), to examine and audit V-Tek's books and records, systems, telephone logs, databases, controls, processes and procedures related to its performance of Services, at any time during V-Tek's regular business hours upon reasonable advance notice. Regulatory agencies can have access to V-Tek's books and records, systems, telephone logs, databases, controls, processes and procedures related to its performance of Services when they deem necessary without prior notice but only to the extent authorized by law or published regulations. Further, V-Tek will provide the Lender and FMC with a summary report of its financial condition within thirty (30) days of the end of its fiscal year.

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     c.   Lender and FMC, or each of them individually, and any duly designated representative of the Lender and FMC, or each of them individually, will notify V-Tek of any deficiencies found during such examination and audit, and V-Tek shall have the opportunity to cure such deficiencies in accordance with the procedure in this subsection. A "deficiency" or "deficiencies" shall mean failure of V-Tek to perform in conformance with the terms of this Agreement, including, without limitation, the Performance Standards, or failure of the GATE Systems to operate (other than due to an unauthorized act or omission of FMC or a third party) in conformance with the Specifications. In the event V-Tek receives notice of a deficiency, it shall (i) cure such deficiency immediately, but in no event later than such seven (7) days after receipt of written notice explaining in reasonable detail the deficiency, or such longer period as is reasonably necessary to correct such deficiency provided V-Tek commences and diligently pursues such cure within such seven (7) day period and completes said cure within thirty (30) days of such notice, unless an extension of the cure period beyond such seven (7) days is approved in writing by the Lender and FMC; and (ii) suspend services hereunder immediately, if requested to do so by the Lender and FMC, until the deficiency has been cured. Nothing herein shall affect, alter or relieve V-Tek of its obligations to correct Errors in the GATE Systems in accordance with the time response standards set forth in Section 3 hereunder. In all cases, V-Tek shall (i) cooperate with Lender and FMC in implementing a cure for any deficiencies; and (ii) take all reasonable steps, including allocating additional resources if necessary, to cure a deficiency as promptly as practicable. Upon failure of V-Tek to cure a deficiency within the cure period set forth herein or such longer cure period as otherwise approved by the Lender and FMC, Lender and/or FMC shall be entitled to terminate this Agreement in accordance with the provisions of Section 18.

     d. During the term of this Agreement, V-Tek agrees to adhere to its information security program as described in Section 11 hereunder. Notwithstanding any other provision of this Agreement, V-Tek shall permit the Lender and FMC, or each of them individually, and any duly designated representative of the Lender and FMC, or each of them individually, to audit its operations relating to the Services for compliance with such information security program, upon reasonable notice from the Lender and/or FMC.

     e. During the term of this Agreement, FMC shall, on a daily basis during the initial 30 days of the Term and thereafter on a regular basis, review the accuracy of the content of the reports and all other output generated by the Gate Universal System and immediately notify V-Tek if there are any inaccuracies in such output and reports and an explanation as to why the output or report is inaccurate.

SECTION 5:    FEES; NOTICES

     a. In consideration of the Services rendered by V-Tek under this Agreement, FMC will pay V-Tek the fees set forth in Exhibit C. All billed fees will be paid within thirty (30) days of the FMC's receipt of V-Tek's invoice, except the portion of fees subject to good faith dispute. Any nondisputed amounts unpaid after thirty (30) days will be subject to a late fee of 1.5% per month until paid in full.

     b. All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission,
(c) by overnight courier, prepaid,

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or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received.

          The First Marblehead Corporation
          31 St. James Avenue
          Boston, Massachusetts 02166
          Attention: Ralph James

     and

          V-Tek Systems Corporation
          1315 Valley Vista Drive
          Diamond Bar, California 91765
          Attention: Bernard Abrams

     and

          Bank of America, N.A.
          600 Wilshire Blvd., 4th Floor
          Los Angeles, CA 90017
          Attention: Kathleen L. Cannon

     d. V-Tek may raise its fee, including without limitation, any and all maintenance fees as described in Exhibit B, upon six months' notice to FMC, effective at any time or times after the initial two-year period of this Agreement but not more often than once in any twelve-month period; provided, however, any such fee increase shall be limited to the average increase in the Consumer Price Index measured over the six-month period immediately preceding the effective date of such increase or 5%, whichever is greater. If the new fee structure is unacceptable, FMC may cancel this Agreement, effective as of the effective date of the fee increase, by written notice to V-Tek within sixty (60) days of receipt of the new fee schedule.

     e. Notice for the above or any other purpose of this Agreement may be given by any means requiring receipt signature or by facsimile transmission confirmed by first class mail to the addresses listed in subsections b. and c. above.

SECTION 6:    INSURANCE

     V-Tek shall maintain insurance coverage of the types and in the amounts as set forth in Exhibit F.

SECTION 7:    REPORTS

     a. V-Tek will prepare and forward to FMC on a regular basis the reports set forth in Exhibit G.

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     b.   Other than those reports reflected in Exhibit G, all of which V-Tek will routinely provide without imposition of an additional or special fee, V-Tek will cooperate as reasonably practicable to provide, for a reasonable fee, such additional reports as requested by the Lender and FMC, with the fee and delivery schedule to be agreed upon at the time of the request.

SECTION 8:    WARRANTIES AND REPRESENTATIONS

     a.   V-Tek and the FMC each represents and warrants to the other that:

          (i) It is duly organized and existing in good standing under the laws of its state of incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations in connection with this Agreement.

          (ii) It is duly qualified to do business and is in good standing (or is exempt from any requirements to so qualify) and has obtained all necessary licenses and approvals from any government authority within any jurisdiction that requires such qualification, license or approval, except where the failure to qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement.

          (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly approved and authorized by all necessary organizational action. Each party acknowledges that this Agreement constitutes a legal, valid and binding obligation, that is enforceable in accordance with its terms, except that enforcement thereof may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights or general equity principles (regardless of whether such matters are considered a proceeding in equity or at law) and the availability of equitable remedies.

          (iv) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any other properties are bound which would have a material adverse effect on it's ability to exercise its rights or performance obligations hereunder.

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          (v)   As of the date hereof, there are no proceedings or
                investigations pending, or to the best of the knowledge of the party, threatened against it before any governmental authority:
                (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; (C) seeking any determination or ruling that, in reasonable judgment, would both materially and adversely affect the exercise by the party of its rights or performance of its obligations under this Agreement; or (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          (vi) It will at all times comply with all applicable federal and state laws and regulations relating to the privacy and protection of consumer data, the reporting of breach of computer security by employees or third parties and the handling of consumer data. The foregoing notwithstanding, V-Tek will have no obligation to comply with the laws of any state other than California and those states whose laws and regulations duplicate federal laws and regulations, provided that if V-Tek is asked by FMC and/or the Lender to adopt any particular form, method or procedure provided to V-Tek by FMC and/or the Lender for carrying out its duties hereunder, in order to comply with the laws of any other jurisdiction, and V-Tek agrees, at FMC's costs, to adopt such form, method or procedure, V-Tek will be obligated hereunder for failure to comply with such laws insofar as such failure arises from V-Tek's failure to implement, in the particular case, such form, method or procedure.

     b. V-Tek represents and warrants that, except for flawed data input into the GATE Systems by FMC or its employees or agents or any third party, the GATE Systems will (a) operate continuously without errors relating to date information; (b) continue to function and will not generate invalid or incorrect results as a result of date information, including any date information representing dates from different centuries or more than one century; and (c) has been designed to be and in fact is, Year 2000 compatible such that (i) all data created or stored by the software will be correct, regardless of the date information contained therein or the date the data is created or stored; (ii) all calculations performed will be correct regardless of the date information used or the date the calculations are performed; (iii) all date-related user interface functions and data fields include a century indication; and (iv) all reports generated will include a century indication.

     c. V-Tek further warrants and represents that (i) neither the Services nor any elements thereof infringe any patent, copyright or other intellectual property right of any third party, and (ii) V-Tek possesses all rights, title and interests in and to the Services necessary to enter into this Agreement and to grant the rights granted to FMC hereunder free and clear of all liens, encumbrances, claims or restrictions. The warranty and representation of the preceding sentence shall not apply, however, with respect to any infringement claims that would not have arisen but for (or to the extent of) materials, requirements, concepts, and all other items provided

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by FMC or Lender or a third party with respect to Third Party Materials to the extent same cause or contribute to such infringement or are incorporated in the Services or any elements thereof.

SECTION 9:    PROPRIETARY RIGHTS

     a. V-Tek acknowledges and agrees that the GATE Systems, and all documentation and other materials provided to V-Tek under this Agreement by FMC, are and shall remain the sole and exclusive property of FMC, subject to the terms of that certain Assignment Agreement of even date entered into by and between V-Tek and FMC, and subject to the terms of that certain Software Development Agreement of even date entered into by and between V-Tek and FMC, both of which agreements are hereby incorporated herein by reference and made a part hereof. The GATE Systems and all such documentation and materials shall be returned to FMC within ten (10) days of termination of this Agreement, except as otherwise expressly provided in this Agreement.

     b. V-Tek acknowledges and agrees that, as between V-Tek and FMC, all data disclosed or furnished by FMC or its Authorized Users to V-Tek pursuant to this Agreement, all data processed through V-Tek or the GATE Systems, all data maintained in a database for use by FMC, and any results of processing such data or derived in any way from such data are and shall at all times remain the sole and exclusive property of FMC, either individually or in its capacity as agent for Lender. At FMC's cost (based on V-Tek's then current time and materials rates) to the extent such requests are in excess of two times per calendar year, upon FMC's request, V-Tek shall provide to FMC and/or Lender a magnetic tape copy of all such data then stored or held by V-Tek, along with a data dictionary and file definitions for all information provided to FMC and/or Lender.

     c. Any work, deliverables, materials, software (object and source code), improvements, flow charts, specifications, designs, processes, programs, and the tangible embodiments of same, made or conceived by V-Tek during the term of this Agreement in connection with providing Services and related to the GATE Systems, other than Developer's Tools, (collectively, the "Work Product"), shall be and remain the sole and exclusive property of FMC.

     d. To the extent any such Work Product is protectable under U.S. copyright laws, such Work Product shall be considered as a "work made for hire" as that phrase is defined by such laws and shall be owned solely and exclusively by and for the express benefit of FMC. In the event such Work Product does not constitute a "work made for hire", V-Tek hereby irrevocably and exclusively sells, assigns and transfers to FMC its entire right, title and interest in and to such Work Product (other than "Developer's Tools" defined below), including, without limitation, all Intellectual Property Rights therein or relating thereto. V-Tek agrees to waive all of its moral rights, if any, relating to the Work Product, including any rights of identification of authorship and any and all rights of approval, restriction or limitation on use thereof or subsequent modifications thereto.

     e. Both during the term of this Agreement and thereafter, V-Tek shall, at no cost to V-Tek, (i) reasonably cooperate with FMC in the protection and enforcement of any Intellectual

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Property Rights that derive from the Work Product; and (ii) provide all reasonable assistance and execute, acknowledge and deliver all documents reasonably requested by FMC in the establishment, publication, preservation, protection and enforcement of its rights in said Work Product.

     f. Subject to any third party license rights under Third Party Materials, V-Tek agrees and acknowledges that FMC shall have the right in its sole discretion and without further consideration to V-Tek to make any use of the Work Product as it may desire, including without limitation, creating and implementing software or other derivative works based thereon, and/or using, selling, licensing or otherwise exploiting the Work Product or software or other derivative works based thereon, either itself of through third parties; provided, however, that nothing herein shall obligate FMC to further develop, use or exploit the Work Product.

     g. "Developer's Tools" shall mean V-Tek's pre-existing, proprietary reusable software code (including derivatives thereof) that is installed or incorporated in or as part of the Work Product. "Developer's Tools" also include the enhanced general knowledge, skills and experience developed by V-Tek as a result of V-Tek's performance of services under this Agreement. V-Tek hereby grants to FMC and its Affiliate a non-exclusive, fully paid-up, perpetual right and license to use, copy, modify, display, and make derivative works from the Developer's Tools for the purposes of using, operating, supporting and/or maintaining the Work Product. Nothing herein, however, shall be deemed a transfer of ownership of the Developer's Tools to FMC.

     h. "Intellectual Property Rights" shall mean all patents and patent applications, trade marks (whether registered or unregistered and including any goodwill acquired in such trade marks), service marks, trade names, business names, internet domain names, e-mail address names, copyrights (including rights in computer software), computer source code, computer object code, moral rights, database rights, design rights, rights in know-how, rights in confidential information, rights in inventions (whether patentable or not), trade secrets and all other proprietary rights therein or relating thereto (whether registered or unregistered and including any form of application for any of the foregoing, and including all extensions and renewals thereof, together with all copyright registrations obtained therefor, and any renewals or extensions of such copyright registrations, and together with all rights to sue and recover for any past infringements of any of the copyrights), and all other equivalent or similar rights which may subsist anywhere in the world.

     i. If V-Tek intends to include within the Work Product any software or other intellectual property of a third party ("Third Party Materials"), or if in order to use the Work Product FMC will be required to use any Third Party Materials, V-Tek will so notify FMC and arrange for FMC to obtain, at FMC's sole cost but subject to FMC's approval, such approval not to be unreasonably withheld or delayed, a perpetual, royalty-free, non-exclusive right and license to use the Third Party Materials in connection with FMC's or an Affiliates' use of the Work Product.

     j. Nothing in this Agreement shall preclude or limit either party from independently acquiring or developing competitive products or services for itself or its customers, or from providing competitive products or services to its customers, so long as such party does not breach the obligations it has assumed under this Agreement or otherwise violate the rights of the other party. Further, nothing in this Agreement will be construed to restrict either party from using intangible residual know-how or general knowledge or concepts retained in the mind of such party's employees and consultants in developing products or performing services provided that such party or its employees and consultants do not reference, incorporate or use any Confidential Information or otherwise infringe on the Intellectual Property Rights of the other party. Further, each party acknowledges that the other may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the GATE Systems. Accordingly, nothing in this Agreement will be construed as a representation or agreement that V-Tek will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the GATE Systems, provided that V-Tek does not violate any of its obligations under this Agreement or otherwise infringe the Intellectual Property Rights of FMC. Notwithstanding any term in this Agreement to the contrary, and for purposes of clarification, the parties agree that (1) FMC makes no claim to exclusive ownership of the concepts and processes incorporated in the GATE Universal System which are generally known in the industry; and (2) except for the tier pricing and specific content (namely, the data, criteria, variables, formulas and relationships between each of the data points) embodied in the GATE Universal System, V-Tek may use such concepts and processes incorporated in the GATE Systems in developing similar loan origination systems for itself or others, so long as V-Tek does not breach its confidentiality obligations under this Agreement or violate the copyrights or trade secret rights of FMC.

SECTION 10:   CONFIDENTIALITY

     a. The term "Confidential Information" shall mean this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever which (a) a Party ("Discloser") discloses, in writing, orally, visually, or in any other medium to the other Party ("Recipient") or to which Recipient obtains access in connection with the negotiation and performance of this Agreement, and which (b) relates to (i) the Discloser, (ii) in the case of V-Tek, Lender and FMC and their customers, or
(iii) third-party suppliers or licensors who have made confidential or proprietary information available to Lender and/or FMC. Confidential Information shall include (1) the tier pricing and specific content (namely, the data, criteria, variables, formulas and relationships between each of the data points) embodied in the GATE Universal System; and (2) Customer Information, as described below.

     b. V-Tek acknowledges that Lender and FMC have a responsibility to their customers to keep information about their customers and their accounts ("Customer Information") strictly confidential. In addition to the other requirements set forth in this Section regarding Confidential Information, Customer Information shall also be subject to the additional restrictions set forth in this Subsection. V-Tek shall not disclose or use Customer Information other than to carry out the purposes for which Lender (or one of its affiliates) and FMC disclosed such Customer Information to V-Tek. V-Tek shall not disclose any Customer Information other than on a "need to know" basis or as required by law, and then only to: (a) affiliates of Lender and/or FMC; (b) V-Tek's employees or officers; (c) affiliates of V-Tek provided that such affiliates shall be restricted in use and redisclosure of the Customer Information to the same extent as V-Tek; (d) to carefully selected subcontractors provided that such subcontractors shall have entered into a confidentiality agreement no less restrictive than the terms hereof; (e) to independent contractors, agents, and consultants designate by Lender and/or FMC; or (f) pursuant to the exceptions set forth in 15 USC 6802(e) and accompanying regulations which disclosures are made in the ordinary course of business. The restrictions set forth herein shall apply during the term and after the termination of this Agreement.

     c. Each of the Parties, as Recipient, hereby agrees on behalf of itself and its employees, officers, affiliates and subcontractors that Confidential Information will not be disclosed or made available to any person for any reason whatsoever, other than other than on a "need to know basis" and then only to:
(a) its employees and officers; (b) subcontractors and other third-parties specifically permitted under this Agreement, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; (c) independent contractors, agents, and consultants designated by Lender and/or FMC; and (d) as required by law or as otherwise permitted by this Agreement, either during the term of this Agreement or after the termination of this Agreement. Prior to any disclosure of Confidential Information as required by law, the Recipient shall (i) notify the Discloser of any, actual or known threatened legal compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate, at Discloser's expense including reasonable legal fees incurred by Recipient, with the Discloser's reasonable, lawful efforts to resist, limit or delay disclosure. Nothing in this Section 10 shall require any notice or other action by Lender and/or FMC in connection with request or demands for Confidential Information with request by bank examiners or other regulators to the extent permitted by law.

     d. If any Services furnished by V-Tek (or plan, design or specification for producing the same) have been specifically designed, developed or modified by V-Tek for Lender and/or FMC at its request and expense, then no such Services, plan, design or specification shall be duplicated or furnished to others by V-Tek without Lender and/or FMC's prior written consent. V-Tek shall return all copies of existing documentation for such Services, including original (or plan, design or specification for producing the same) upon Lender and/or FMC's request or upon termination or expiration of this Agreement.

     e. Upon the termination or expiration of this Agreement, or at any time upon the request of Lender and/or FMC, V-Tek shall return all Confidential Information, including Customer Information, in the possession of V-Tek or in the possession of any third party over which V-Tek has or may exercise control.

     f. The obligations of confidentiality in this Section shall not apply to any information which a Party rightfully has in its possession when disclosed to it by the other Party, information which a Party independently develops, information which is or becomes known to the public other than by breach of this Section or information rightfully received by a Party from a third party without the obligation of confidentiality.

     g. All media releases, public announcements and public disclosures by either Party, or their representatives, employees or agents, relating to this Agreement or the name or logo of

Lender and/or FMC, any Lender and/or FMC affiliate or V-Tek, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the releasing Party, shall be coordinated with and approved by the other Party in writing prior to the release thereof.

SECTION 11:   INFORMATION SECURITY PROGRAM

     a. V-Tek acknowledges that Lender is required to comply with the information security standards required by the Gramm-Leach-Bliley Act (15 U.S.C. 6801, 6805(b)(1)) and the regulations issued thereunder (12 C.F.R. Part 40) and with other statutory and regulatory requirements as well as Lender's internal information security program for information protection. At FMC's expense, V-Tek shall make reasonable efforts to assist Lender to comply with such statutory and regulatory requirements. At V-Tek's expense, V-Tek shall make reasonable efforts to conform with V-Tek's own policies for information protection.

     b. Within 30 days after the date first written above, V-Tek shall deliver to FMC and to Lender's information protection department a copy of its written information security program. The program shall be designed to make reasonable efforts to achieve the following objectives:

          (i) Ensure the security, integrity and confidentiality of Confidential Information;
          (ii) Protect against any anticipated threats or hazards to the security or integrity of such information; and
          (iii) Protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to the person that is the subject of such information.

     c.   Reporting and Audits.

          (i) V-Tek regularly and on special request (after reasonable advance written notice in the case of a special request) will provide to Lender and FMC (A) reasonable reports on implementation of its information security program and its information security plan for Lender and FMC; (B) copies of its internal audits and test results related to its security program; and (C) to the extent available, any external audit reports or test results related to V-Tek's security program, including but not limited to Reports on the Processing of Transactions by Service Organizations prepared in accordance with the American Institute of Certified Public Accounts Statements of Auditing Standards No. 70.
          (ii) V-Tek acknowledges and agrees that federal banking regulatory agencies may audit V-Tek's performance at any time during normal business hours. The audit may include both methods and results under this Agreement.

     d. V-Tek shall cause all independent contractors and other persons and entities whose services are part of the Services V-Tek delivers to FMC hereunder or who hold Confidential Information and Customer Information to implement an information security program and plan substantially equivalent to V-Tek's. V-Tek shall include or cause its agents and contractors to include in a written agreement with such persons substantially the provisions of this Section and shall cause its agents and contractors to permit FMC and/or Lender to review the information security program of such persons.

SECTION 12:   INDEMNIFICATION

     a. FMC will indemnify and hold harmless V-Tek from and against any loss, cost, damage or expense which V-Tek may incur, including reasonable attorneys fees and costs, as a result of any breach of FMC's obligations, representations and warranties under this Agreement.

     b. V-Tek will indemnify and hold harmless FMC from and against any loss, cost, damage or expense which FMC may incur, including reasonable attorneys fees and costs, as a result of any breach of V-Tek's obligations, representations and warranties under this Agreement.

SECTION 13.   LIMITATION OF LIABILITY

     a.   EXCEPT FOR (1) CLAIMS ARISING UNDER SECTION 10 (CONFIDENTIALITY) AND
SECTION 8.c. (NON-INFRINGEMENT) AND (2) COSTS OF REMEDIES REQUIRED BY ANY STATE OR FEDERAL REGULATOR HAVING JURISDICTION OVER LENDER THAT ARE IMPOSED ON ACCOUNT OF V-TEK'S DEFAULT HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY (OR TO ANY PERSON OR ENTITY CLAIMING THROUGH THE OTHER PARTY) FOR LOST PROFITS OR FOR SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN ANY MANNER CONNECTED WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF THE FORM OF ACTION AND WHETHER OR NOT SUCH PARTY HAS BEEN INFORMED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.

     b.   Except for claims arising under Section 10 (Confidentiality) and
Section 8.c (Non-Infringement), notwithstanding any term in this Agreement to the contrary, V-Tek's aggregate liability under this Agreement shall not exceed the greater of: (a) the total cumulative amount of fees paid to V-Tek hereunder, or (b) if insurance coverage is available and in force for such claims, the total amount of actual insurance coverage.

     c. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, THERE ARE NO REPRESENTATIONS OR WARRANTIES RESPECTING THE CUSTOMIZATIONS OR SERVICES PROVIDED HEREUNDER, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF DESIGN, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, EVEN IF V-TEK HAS BEEN INFORMED OF SUCH PURPOSE. NO AGENT OF V-TEK IS AUTHORIZED TO ALTER OR EXCEED THE WARRANTY OBLIGTATIONS OF V-TEK AS SET FORTH HEREIN.

SECTION 14:   DATA STORAGE

     a. V-Tek will take reasonable precautions to prevent the loss, destruction or alteration of FMC's and/or Lender's files, data, programs and other information received and held by V-Tek. V-Tek shall maintain back-up files (including off-site back-up copies) of those files, data, programs and other information and resultant output to facilitate their reconstruction in the case of such loss, destruction or alteration, in order to minimize interruption of Services. V-Tek will take reasonable steps and actions to protect the GATE Systems from viruses.

     b. V-Tek shall retain all data, data records and files relating to its performance hereunder for a period of five (5) years after termination of this Agreement, or longer if required by applicable law or regulation.

     c. Upon the expiration or termination of this Agreement, FMC shall notify V-Tek in writing of FMC's instructions for the disposition of all data and materials provided to V-Tek by FMC or prepared by V-Tek at FMC's request. At FMC's expense, V-Tek shall comply with such instructions or, in the absence of such notification, shall return all such data and materials to FMC within thirty
(30) days of termination.

SECTION 15:   PROGRAMMING SERVICES

     FMC may request that V-Tek make certain enhancements or customizations to the GATE Systems ("Customizations") that are not included as part of support and maintenance services under Section 3. V-Tek shall provide to FMC programming resources that are qualified and experienced in the programming of the GATE Systems for these purposes; provided however, FMC shall pay for the use of the such programming resources for Customizations at V-Tek's then current hourly rates plus actual out of pocket costs for materials incurred by V-Tek as well as reimbursement of travel expenses incurred. V-Tek shall make such Customizations and perform such additional services as reasonably requested by FMC subject to the terms and conditions of this Agreement, unless otherwise mutually agreed upon by the parties in writing. Such Customizations and additional services provided by V-Tek hereunder shall be set forth in separate statements of work or specifications in accordance with the terms herein and such other terms as agreed to by V-Tek and FMC, which statements of work or specifications shall become part of and incorporated in this Agreement by reference.

SECTION 16:   INDEPENDENT CONTRACTOR STATUS

     FMC is contracting with V-Tek for the specific services described herein. Nothing in this Agreement shall be construed to create a relationship between the parties other than that of an independent contractor. Nothing in this Agreement is intended to, or shall be deemed to, constitute a partnership or joint venture between the parties. Neither party has the authority to bind the other to any third person or otherwise to act in any way as the representative of the other, unless otherwise expressly agreed to in writing signed by both parties. V-Tek agrees to be responsible for all taxes and insurance applicable under existing laws, other than any income tax or other taxes or fees that are owed by FMC in conjunction with the loans, and will make all necessary payments when due and will indemnify FMC against any claims or liabilities resulting from a breach of this Section.

SECTION 17:   DISASTER RECOVERY PLAN/FORCE MAJEURE

     a. V-Tek will timely implement and maintain a reasonable disaster recovery plan (the "Plan"), which Plan shall include provision for transfer of operations to a "hot site" in the event of a disaster. Throughout the term of this Agreement, V-Tek shall maintain a Plan and the capacity to execute such Plan, which Plan, at a minimum, shall provide protection to FMC that is equal to or better than that provided by the Plan currently in place. A copy of the executive summary of V-Tek's Plan will be provided to FMC upon execution of this Agreement. V-Tek will conduct a test of its Plan at least once every year. On an annual basis and upon request by FMC, V-Tek shall provide FMC with an executive summary of V-Tek's most current Plan and a detailed description of the Plan's test results. Upon the occurrence of any disaster requiring use of V-Tek's Plan, V-Tek shall promptly notify FMC of same, and V-Tek shall provide to FMC equal access, to the extent reasonably practicable, as V-Tek's other customers in the provision of the services contemplated by this Agreement. If FMC reasonably determines that V-Tek has not or cannot put its Plan into effect quickly enough to meet FMC's needs and the time frames set forth in the Plan or is otherwise unable to provide equal access to such services, V-Tek shall promptly assist and support FMC, at FMC's sole expense, in seeking such services from an alternative source.

     b. Subject to the foregoing, no party hereto shall be responsible for, or in breach of this Agreement if it is unable to perform as a result of delays or failures due to any cause beyond its control, howsoever arising.

SECTION 18:   TERM AND TERMINATION

     a. The initial term of this Agreement shall commence on July 1, 2003 and shall continue until May 31, 2005, unless earlier terminated in accordance with the provisions of this Section 18. Following the initial term, this Agreement shall automatically renew for successive one-year terms unless either party provides written notice of non-renewal and termination not less than ninety (90) days prior to the end of the then-current term.

     b. FMC may terminate this Agreement upon thirty (30) days written notice if the Lender Origination Services Agreement terminates for any reason.

     c. If either party is in breach hereof, the other may terminate this Agreement upon written notice, unless the breach is cured within thirty days after receipt of written notice specifying the breach in reasonable detail. Notwithstanding the foregoing, FMC shall have the right to terminate this Agreement immediately in the event V-Tek fails to cure a deficiency identified as a result of an audit within the time frame set forth in Section 4 c. If the breach or failure to perform is governed by Section 17 above ("Disaster Recovery Plan/Force Majeure"), the thirty (30) day cure period will be extended day-for-day by the number of days, not to exceed sixty (60), that the party is prevented from performing by circumstances beyond its reasonable control, provided that no such extension will apply to a breach of V-Tek's obligations under the last sentence of Section 17(a).

     d. Subject to applicable bankruptcy and similar laws, if either party enters into bankruptcy, receivership, assignment for the benefit of its creditors or other similar proceedings affecting the rights of its creditors generally, this Agreement will be deemed automatically terminated without the need of any notice from the other party, unless the other party is given assurances it considers both acceptable and satisfactory that the orderly operation of this Agreement and payment of the fees required hereunder will not be adversely affected.

     e. Upon termination of this Agreement, all copies of the GATE Systems and related user documentation, books and records in V-Tek's possession relating to the Services performed under this Agreement will promptly be turned over to FMC, provided that V-Tek may keep copies as it deems advisable for archival purpose or as required by applicable law.

     f. If either party terminates this Agreement for cause, V-Tek shall support FMC in making an orderly transition to a successor service provider for all or any part of the Services. In the event FMC terminates for cause, FMC shall compensate V-Tek for such support according to V-Tek's actual out-of-pocket cost of personnel and material for such services. In the event V-Tek terminates for cause, FMC shall pay V-Tek for use of V-Tek personnel for such transition services at V-Tek's then current hourly rates that it charges for its programmers plus actual out of pocket costs for materials and reimbursable travel expenses incurred by V-Tek for such transition services. If, at the expiration of the Initial Term of this Agreement or at the end of the then current term of the Agreement, either party decides not to renew this Agreement or enter into a new agreement, V-Tek shall support FMC in making an orderly transition to a successor service provider for the Services and FMC shall compensate V- Tek for such support according to V-Tek's then current hourly rates for its personnel plus actual out of pocket costs including materials for such services. From the date on which this Agreement expires or is terminated until the date on which all accounts of FMC for which V-Tek has provided the Services have been converted to another service provider, V-Tek shall provide the Services according to the terms and conditions set forth in this Agreement; provided, however, FMC shall continue to pay V-Tek all of the fees provided for in this Agreement while V-Tek continues to provide Services to FMC, and in addition, FMC agrees to pay V-Tek for transition services as provided for in this Agreement. All payments to V-Tek for transition services and costs under this Section shall be paid by FMC on a monthly basis and within 30 days of submission of invoices.

     g. The provisions of Sections 4 b. ("Access to Records"), 8 ("Warranties and Representations"), 9 ("Proprietary Rights"), 10 ("Confidentiality"), 12 ("Indemnification"), 13 ("Limitation of Liability"), 14 ("Data Storage"), and 19 ("Miscellaneous") will survive any termination of this Agreement.

SECTION 19:   MISCELLANEOUS

     a. This Agreement contains the entire understanding of the parties relating to this subject matter. It will be binding on and inure to the benefit of the parties' respective successors and assigns, provided that it may not be assigned by V-Tek without FMC's prior written consent, which consent shall not be unreasonably withheld.

     b. Each party's respective rights, remedies, powers, privileges, and discretions ("Rights and Remedies") will be cumulative and not exclusive. No delay or omission by either party in exercising or enforcing any of its Rights and Remedies will operate as or constitute a waiver of them. No waiver by a party of any default under this Agreement will operate as a waiver of any subsequent or other default under this Agreement. No single or partial exercise by a party of any of its Rights and Remedies will preclude the other of further exercise of such Rights and Remedies. No waiver or modification by a party of the Rights and Remedies on any one occasion will be deemed a continuing waiver. A party may exercise its various Rights and Remedies at such time or times and in such order of preference as it in its sole discretion may determine.

     c. This Agreement will be governed by California law, without regard to the conflict of laws provisions thereof.

     d. This Agreement may be modified only by written agreement of the parties hereto, except as may otherwise be set forth herein.

     e. Any determination that any provision of this Agreement is invalid, illegal, or unenforceable in any respect shall not affect the validity, legality, or enforceability of such provision in any other instance and shall not affect the validity, legality, or enforceability of any other provision of this Agreement.

     f. The parties acknowledge that Lender is a third party beneficiary of all Sections herein to which it is referenced, with the right to enforce such provisions against the applicable party. Reference to "third party" in this Agreement includes, without limitation, the Lender and its employees and agents.

     g. V-Tek shall not use any trade name, trademark, service mark, or any other information which identifies FMC in V-Tek's sales, marketing, publicity activities, including but not limited to, interview with representatives of any written publication, television station or network, or radio station or network, without the prior written consent of FMC.

     i. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties under seal hereunto affix their signatures by their duly authorized officers as of the day and year indicated above.

V-TEK SYSTEMS CORPORATION                   THE FIRST MARBLEHEAD CORPORATION

By: /s/ Bernard D. Abrams                   By: /s/ Ralph James
   -----------------------------               -----------------------------

Title: President/CEO                        Title: President and COO
      --------------------------                  ----------------------------

                                TABLE OF EXHIBITS


EXHIBIT A:              GATE UNIVERSAL

EXHIBIT B               GATE STUDENT

EXHIBIT C               FEE SCHEDULE

EXHIBIT D:              PERFORMANCE STANDARDS

EXHIBIT E:              GATE UNIVERSAL SYSTEM SPECIFICATIONS

EXHIBIT F:              INSURANCE COVERAGE

EXHIBIT G:              REPORTS

                                    EXHIBIT A

                             GATE UNIVERSAL SERVICES


                                      [**]

                                    EXHIBIT B

                              GATE STUDENT SERVICES

                                      [**]

                                    EXHIBIT C

                                  FEE SCHEDULE


A.   Fees for GATE Universal Services

The pricing for the GATE Universal Services is [**].

School Implementation Fees                                               $[**].
         [**]                                                            $[**].
         [**]                                                            $[**].

         [**]                                                            $[**].
There will be additional development hours required to create school specific information web page. These hours will be charged separately at an hourly rate of $[**].

* If a school requires any data file mapping, the additional development hours will be charged separately at an hourly rate of $[**].

** These schools have already been implemented in the Converter Services program or Web Claiming system and will not require any data file mapping or testing of inbound and outbound files.

Monthly Service/Support Fee

[**]                $[**].                   [**] Loan Records

[**]                $[**].                   [**] Loan Records

[**]                $[**].                   [**] Loan Records


[**]                $[**].                   [**] Loan Records

[**]                $[**].                   [**] Loan Records

[**]                $[**].                   [**] Loan Records

The annual fee [**] is [**]% [**].  Such fee is [**].

DELIVERY

FMC will notify V-Tek of School implementation with all necessary information in writing. V-Tek will require a minimum of 3 weeks to implement a School. If a School requires data mapping, the implementation schedule and time period will be determined at the time of the request.

TERMS

Implementation fee is paid on completing of the implementation tasks. [**] fees will start when School [**]

B.   FEES FOR GATE STUDENT SERVICES

The pricing for the GATE Student Services is [**]
School Implementation Fees                   [**]

         [**]                        $[**].

         [**]                        $[**].

         [**]                        $[**].
         [**]
There will be additional development hours required to create school specific information web page. These hours will be charged separately at an hourly rate of $[**].

* If a school requires any data file mapping, the additional development hours will be charged separately at an hourly rate of $[**].

** These schools have already been implemented in the Converter Services program or Web Claiming system and will not require any data file mapping or testing of inbound and outbound files.


Monthly Service/Support Fee

[**]                   $[**].

[**]                   $[**].

[**]                   $[**].

[**]                   $[**].
* [**]

The annual fee for [**] is [**]% [**].  Such fee is [**].

DELIVERY

FMC will notify V-Tek of School implementation with all necessary information in writing. V-Tek will require a minimum of 3 weeks to implement a School. If a School requires data mapping, the implementation schedule and time period will be determined at the time of the request.

TERMS

Implementation fee is paid on completing of the implementation tasks. [**] fees will start when School [**].

                                    EXHIBIT D

                              PERFORMANCE STANDARDS


1.   SERVICE LEVEL REQUIREMENTS

FMC requires that [**].

2.   PROACTIVE NOTIFICATION; RESPONSE ESCALATION HIERARCHY

-  V-Tek will notify FMC [**].
-  Notifications shall [**]
-  V-Tek will also provide notification[**].
-  V-Tek Outage Escalation Hierarchy (in order of contact)

  V-Tek Name              Phone                        Email and/or Pager
---------------------------------------------------------------------------
  Primary On-call         Tech Support on-call         909-445-2007
  contact                 pager

  Secondary/
  Backup                  Ben Harvey                   bharvey@v-tek.com

If these fail to yield results as quickly as required, work down this list:

  FMC Name                Phone                        Email and/or Pager
----------------------------------------------------------------------------------
  Primary On-call         Rick Cimino                  Rcimino@gateloan.com
  contact

  Secondary/
  Backup                  Liz Olmos                    Eolmos@firstmarblehead.com

3.   KEY PERFORMANCE INDICATORS:

[**]

[**]

                                    EXHIBIT E

                      GATE UNIVERSAL SYSTEM SPECIFICATIONS


See attached Business/Functional Requirement Documents for the following Tasks and Processes:

Task #1233 - AES School Inquiry
Task #1150 - Outbound File Process
Task #1151 - Email Generation
Task #1153 - Credit Results
Task #1154 - Credit Analysis
Task #1155 - Reporting Process
Task #1156 - Borrower Application Enrollment (Web)
Task #1157 - Borrower Web Claiming
Task #1158 - Cosigner Information Entry (Web)
Task #1160 - Borrower Acceptance Entry (Web)
Task #1161 - Borrower Requests New Cosigner Entry (Web)
Task #1180 - File Reconciliation and Mapping
Task #1231 - AES Login and Function Menu
Task #1232 - AES Cosigner Inquiry
Task #1149 - Validation and Inbound File Process
Task #1234   AES Password Inquiry

                                    EXHIBIT F

                               INSURANCE COVERAGE

During the term of the Agreement V-Tek will provide, pay for and maintain in full force and effect the insurance outlined herein for coverages at not less than the prescribed minimum limits of liability, covering V-Tek activities, those of any and all subcontractors, or anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable.

     1. Commercial General Liability Insurance (Primary and Umbrella/Excess) with limits of not less than Two Million Dollars ($2,000,000) per occurrence and in the aggregate for bodily injury, personal injury and property damage. Coverages must include the following: Blanket Contractual liability, products and completed operations, independent contractors, and severability of interest and waiver of subrogation against all parties described as additional insureds. FMC and its affiliates are to be named as Additional Insureds.

     2. Workers' Compensation Insurance in compliance with statutory limits and Employer's Liability Insurance with limits of not less than One Million Dollars ($1,000,000).

     3. Fidelity Bond or Crime Insurance covering any loss caused by the dishonesty of V-Tek's or its subcontractor's employees in limits of not less than One Million Dollars ($1,000,000), said insurance to name FMC, its parent and affiliates as Loss Payees on any Proof of Loss claim filed in connection with services provided under this Agreement. This insurance shall be maintained during the term of this Agreement and for at least two years thereafter.

     5. Errors and Omissions coverage in limits of not less than One Million Dollars ($1,000,000) per occurrence.

All insurance shall be written through companies having an A.M. Best's rating of at least A VII or with such other companies as may reasonably be approved by FMC. All such liability insurance maintained by V-Tek or any subcontractor shall include the condition that it is primary and that any such insurance maintained by FMC or any other additional insured is excess and non-contributory.

Certificates of Insurance evidencing such coverages shall be furnished FMC prior to commencement of this Agreement and at each subsequent policy renewal date. The Certificates shall provide for not less than thirty (30) days written notice to FMC prior to policy cancellation, non-renewal or material change.

The required coverages referred to and set forth in this Section shall in no way affect, nor are they intended as a limitation of, V-Tek's liability with respect to the performance of its obligations under this Agreement. To the extent permitted by the applicable insurance company, V-Tek further releases, assigns and waives any and all rights of recovery against FMC and its affiliates, employees, successors and permitted assigns which V-Tek may otherwise have or acquire in or from, or which are in any way connected with any loss covered by, policies of insurance maintained or required to be maintained by V-Tek pursuant to this Agreement.

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

                                    EXHIBIT G

                                     REPORTS


Statistical report of system uptime and availability on a weekly basis

In addition, the Gate Universal system will generate the following plain text reports:

1. BofA / FMC Credit Pending Report (Daily AM). - This report contains all loans that are pending a credit decision from BofA.

2. School Weekly Status Report (Weekly Monday AM) - This report contains all loans that have yet to be extracted to PHEAA for processing.

3. BofA 3rd party denial report - This report contains all loans that received credit approval but did not meet the school minimum tier setup.

4. BofA Credit Request report - This report contains all loans that need a credit decision from BofA.

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